UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2021

GRAPHIC PACKAGING HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Riveredge Parkway, Suite 100
Atlanta, Georgia 30328
(Address of principal executive offices)

(770)-240-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock	GPK	New York Stock Exchange

☐      Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐      If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On July 22, 2021, Graphic Packaging International, LLC, a Delaware limited liability company (the “Company”) and the primary operating subsidiary of Graphic Packaging Holding Company, entered into an Incremental Facility Amendment (the “Incremental Amendment”), by and among the Company, as Borrower, Graphic Packaging International Partners, LLC and Field Container Queretaro (USA), L.L.C., as Guarantors, Bank of America, N.A., as Administrative Agent (the “Agent”) and CoBank, ACB, as Incremental Term A-3 Lead Arranger and Incremental Term A-3 Lender (in such capacity, the “Incremental Lender”), which amends the Fourth Amended and Restated Credit Agreement dated as of April 1, 2021 (the “Amended and Restated Credit Agreement”), by and among the Company and certain subsidiaries thereof as Borrowers, the lenders and agents named therein, and the Agent.

The Incremental Amendment provides for a senior secured Farm Credit System incremental term loan facility (the “Incremental Facility”) in an aggregate principal amount of up to $250 million, which was fully drawn on July 22, 2021. The maturity date of the Incremental Facility is July 22, 2028, and any borrowings under the Incremental Facility shall bear interest at a floating rate per annum ranging from LIBOR plus 1.50% to LIBOR plus 2.25%, determined using a pricing grid based upon the Company’s consolidated total leverage ratio from time to time. As long as the loan is outstanding, the Company will be eligible to receive an annual patronage credit from the participating banks, which will be paid in cash and stock in the lead member bank. Patronage payable each year is variable and based on the individual financial performance of each of the member banks then participating in the loan. The Incremental Facility is governed by the same covenants as are set forth in the Amended and Restated Credit Agreement, and the Incremental Facility is secured by a first priority lien and security interest in certain assets of the Company.

The foregoing description of the Incremental Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Incremental Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In addition, on July 23, 2021, the Company entered into an Amendment No. 1 to Fourth Amended and Restated Credit Agreement and Fourth Amended and Restated Guarantee and Collateral Agreement and Incremental Facility Amendment (Incremental Euro Tranche Increase and Incremental Euro Term Facility) (the “First Amendment”), by and among the Company and certain subsidiaries thereof as Borrowers, the lenders and agents named therein, and the Agent, which further amends the Amended and Restated Credit Agreement.

The First Amendment provides for, among other things, (a) a delayed draw term loan facility in a maximum aggregate principal amount equal to €210 million (the “Delayed Draw Euro Term Loan Facility”), and (b) a €25.0 million increase to the existing Euro-denominated revolving credit facility provided for under the Amended and Restated Credit Agreement (the “Revolver Increase”). The Delayed Draw Euro Term Loan Facility shall (i) mature on April 1, 2026, (ii) be available to be drawn in a single drawing on or before May 12, 2022, (iii) bear interest at a floating rate per annum ranging from LIBOR plus 1.125% to LIBOR plus 1.75%, determined using a pricing grid based upon the Company’s consolidated total leverage ratio from time to time, and (iv) be governed by the same covenants as are set forth in the Amended and Restated Credit Agreement, and secured by a first priority lien and security interest in certain assets of the Company.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above and the full text of the Incremental Amendment and the First Amendment, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, are incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

(10.1)	Incremental Facility Amendment, by and among Graphic Packaging International, LLC, as Borrower, Graphic Packaging International Partners, LLC and Field Container Queretaro (USA), L.L.C., as Guarantors, Bank of America, N.A., as Administrative Agent and CoBank, ACB, as Incremental Term A-3 Lead Arranger and Incremental Term A-3 Lender

(10.2)	Amendment No. 1 to Fourth Amended and Restated Credit Agreement and Fourth Amended and Restated Guarantee and Collateral Agreement and Incremental Facility Amendment (Incremental Euro Tranche Increase and Incremental Euro Term Facility), by and among Graphic Packaging International, LLC and certain subsidiaries thereof as Borrowers, the lenders and agents named therein, and the Agent

(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING HOLDING COMPANY

(Registrant)

By:	/s/ Lauren S. Tashma
Lauren S. Tashma Executive Vice President, General Counsel and Secretary

Dated: July 27, 2021